Exhibit 99.2
SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 19, 2017, Synchronoss Technologies, Inc. ("Synchronoss" or the "Company") completed the acquisition of Intralinks Holdings, Inc. ("Intralinks"). In connection with the acquisition, the Company entered into a credit agreement (the "2017 Credit Agreement") which was comprised of a $900 million senior secured term loan (the "2017 Term Facility") with a maturity date of January 19, 2024 and a revolving credit facility of up to $200 million (the “Revolving Facility”) with a maturity date of January 19, 2022. Synchronoss paid a total of approximately $851.6 million, including repayment of existing indebtedness for Intralinks and funded the payments required to complete the acquisition with cash on hand and proceeds from the 2017 Credit Agreement.

The following unaudited pro forma condensed combined financial statements present the combination of the audited historical consolidated financial statements of Synchronoss and Intralinks adjusted to give effect to the January 19, 2017 acquisition of Intralinks by Synchronoss and the related financing transactions (as described above). The unaudited pro forma condensed combined balance sheet as of December 31, 2016 combines the audited historical consolidated balance sheets of Synchronoss and Intralinks as of December 31, 2016, giving effect to the acquisition of Intralinks and the related financing transactions as if they had occurred on December 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the audited historical consolidated statements of operations of Synchronoss and Intralinks for the year ended December 31, 2016, giving effect to the acquisition of Intralinks and the related financing transactions as if they had occurred on January 1, 2016.

In accordance with Article 11 of the Securities and Exchange Commission's ("SEC'") Regulation S-X, the unaudited pro forma condensed combined financial statements reflect adjustments to the extent they are directly attributable to the acquisition, factually supportable and, for statement of operations purposes, are expected to have a continuing impact on the combined company’s results of operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with the following historical financial statements and notes thereto:

I.
The audited consolidated financial statements and the accompanying notes and management’s discussion and analysis of the financial condition and results of operations included in Synchronoss' Annual Report on Form 10-K for the year ended December 31, 2016 and

II.	the audited consolidated financial statements and accompanying notes of Intralinks for the years ended December 31, 2016, 2015 and 2014, included as Exhibit 99.1 to this report.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of operations would have been had the acquisition of Intralinks and the related financing transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial statements are also not intended to represent or be indicative of the combined company’s future financial position or results of operations.

We have accounted for the acquisition using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we have used our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase price over the fair value of net tangible and identifiable intangible assets acquired.

The “Historical Synchronoss” column in the unaudited pro forma condensed combined financial statements reflects Synchronoss’ historical financial statements as of and for the year ended December 31, 2016 and does not reflect any adjustments related to the acquisition and related financing transactions.

The “Historical Intralinks” column in the unaudited pro forma condensed combined financial statements reflects Intralinks' historical financial statements as of and for the year ended December 31, 2016 and does not reflect any adjustments related to the acquisition and related financing transactions.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The “Pro Forma Adjustments” are based on Synchronoss' assumptions and estimates, including assumptions relating to the purchase price and the allocation thereof to the assets acquired and liabilities assumed from Intralinks based on preliminary estimates of fair value and are subject to change pending a final valuation. The final purchase price allocation and related pro forma adjustments could differ materially from what is currently reflected in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the acquisition of Intralinks, or the costs to combine the operations of Synchronoss and Intralinks, or the costs necessary to achieve these cost or growth synergies.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(In thousands)

	December 31, 2016
	Historical Synchronoss	Historical Intralinks(1)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$181,018	$60,857	$(14,817)	(A)	$227,058
Marketable securities	12,506	—	—		12,506
Accounts receivable, net	137,233	48,948	—		186,181
Prepaid expenses and other assets	33,696	9,586	392	(B)	43,674
Total current assets	364,453	119,391	(14,425)		469,419
Restricted cash	30,000	—	—		30,000
Marketable securities	2,974	—	—		2,974
Property and equipment, net	155,599	14,416	—		170,015
Goodwill	269,905	229,848	247,118	(D)	746,871
Intangible assets, net	203,864	68,267	344,833	(C)	616,964
Deferred tax assets	1,503	24,834	(24,834)	(J)	1,503
Other assets	7,541	5,059	4,776	(B),(E)	17,376
Note receivable from related party	83,000	—	—		83,000
Equity method investment	45,890	—	—		45,890
Total assets	$1,164,729	$461,815	$557,468		$2,184,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,770	$4,856	$—		$20,626
Accrued expenses	69,435	32,758	—		102,193
Deferred revenues	27,542	52,637	(39,446)	(F)	40,733
Contingent consideration obligation	11,860	—	—		11,860
Current portion of long-term debt, net of debt issuance costs	—	1,901	4,497	(G)	6,398
Short term debt	29,000	—	(29,000)	(H)	—
Total current liabilities	153,607	92,152	(63,949)		181,810
Lease financing obligation - long term	12,121	—	—		12,121
Convertible debt, net of debt issuance costs	226,291	—	—		226,291
Deferred tax liability	49,822	—	125,515	(J)	175,337
Deferred revenues	12,134	1,107	(798)	(F)	12,443
Long term debt, net of debt issuance costs	—	77,717	798,260	(G)	875,977
Other liabilities	3,783	3,326	—		7,109
Redeemable noncontrolling interest	49,856	—	—		49,856

Total stockholders’ equity	657,115	287,513	(301,560)	(I)	643,068
Total liabilities and stockholders’ equity	$1,164,729	$461,815	$557,468		$2,184,012

(1) Certain amounts in the historical Intralinks financial statements have been reclassified to conform to the Synchronoss presentation. See Note 3.
See accompanying notes to unaudited pro forma condensed combined financial statements.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands)

	Year ended December 31, 2016
	Historical Synchronoss	Historical Intralinks(1)	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenues	$476,750	$295,547	$(39,322)	(K)	$732,975
Costs and expenses:
Cost of services	194,198	47,609	—		241,807
Research and development	106,681	26,479	—		133,160
Selling, general and administrative	131,106	181,697	—		312,803
Net change in contingent consideration obligation	10,930	—	—		10,930
Restructuring charges	6,333	—	—		6,333
Depreciation and amortization	99,311	50,170	(1,264)	(C)	148,217
Total costs and expenses	548,559	305,955	(1,264)		853,250
Loss from continuing operations	(71,809)	(10,408)	(38,058)		(120,275)
Interest income	2,428	55	—		2,483
Interest expense	(7,013)	(5,185)	(33,960)	(L)	(46,158)
Other income (expense), net	1,863	(2,178)	—		(315)
Loss from continuing operations, before taxes	(74,531)	(17,716)	(72,018)		(164,265)
Benefit for income taxes	7,990	20,510	27,367	(M)	55,867
Net (loss) income from continuing operations	(66,541)	2,794	(44,651)		(108,398)
Net income from discontinued operations, net of taxes	74,533	—	—		74,533
Net income (loss)	7,992	2,794	(44,651)		(33,865)
Net loss attributable to noncontrolling interests	(11,596)	—	—		(11,596)
Net income (loss) attributable to Synchronoss	$19,588	$2,794	$(44,651)		$(22,269)

Basic earnings per common share:
Continuing operations	$(1.26)				$(2.22)
Discontinued operations	1.71				1.71
	$0.45				$(0.51)
Diluted earnings per common share:
Continuing operations	$(1.26)				$(2.22)
Discontinued operations	1.71				1.71
	$0.45				$(0.51)

Weighted-average common shares outstanding:
Basic	43,571				43,571
Diluted	43,571				43,571

(1) Certain amounts in the historical Intralinks financial statements have been reclassified to conform to the Synchronoss presentation. See Note 3.

See accompanying notes to unaudited pro forma condensed combined financial statements.

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

Note 1—Preliminary Estimate of Consideration Transferred

The following is a preliminary estimate of the components of the consideration transferred as part of the acquisition:

Cash consideration for outstanding Intralinks' common shares	$746,071
Fair value of accelerated equity awards to Intralinks' employees upon change in control	7,873
Fair value of vested unexercised Intralinks' stock options	19,838
Cash consideration for existing Intralinks' debt	77,800
Total preliminary consideration transferred	$851,582

Note 2—Preliminary Estimate of Assets Acquired and Liabilities Assumed

The following is a preliminary estimate of the assets acquired and the liabilities assumed from Intralinks in the acquisition, reconciled to the estimate of net consideration transferred. The purchase price allocation assumes that the acquisition occurred on December 31, 2016:

Preliminary purchase price allocation:
Working capital	$20,830
Property and equipment	14,416
Developed technology	79,100
Trade name	47,400
Customer relationships	286,600
Goodwill	476,966
Other assets	7,754
Deferred tax liability	(125,515)
Deferred revenues	(13,500)
Other liabilities	(3,326)
Total preliminary consideration transferred, net of cash acquired	790,725
Cash acquired	60,857
Total preliminary purchase price allocation	$851,582

The purchase price allocation is preliminary and the purchase price allocation will not be final until the Company has completed the valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

Note 3- Reclassifications to Unaudited Pro Forma Condensed Combined Financial Statements

The following reclassifications have been made in the presentation of Intralinks' historical consolidated balance sheet, which is referenced in Exhibit 99.1 of this filing, to conform to the presentation of Synchronoss:

•	$7.5 million from "prepaid expenses" and $2.1 million from "other current assets" was reclassified into "prepaid expenses and other assets."

•	$52.8 million from "capitalized software costs, net" was reclassified into "intangible assets, net."

•	$1.5 million from "other current assets" was reclassified into "accounts receivable, net."

•	$1.1 million from "other liabilities" was reclassified into long term "deferred revenues."

The following reclassifications have been made in the presentation of Intralinks' historical consolidated statements of operations, which is referenced in Exhibit 99.1 of this filing, to conform to the presentation of Synchronoss:

•	$0.6 million from "amortization of debt issuance costs" was reclassified into "interest expense."

•	$113.7 million from "sales and marketing" to "selling, general and administrative" expense.

•	$0.1 million from "other income (expense), net" to "interest income."

•	Reclassifications of depreciation and amortization to conform to Synchronoss' presentation for depreciation and amortization as noted below:

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

Intralinks' Historical Information:	December 31, 2016

Amortization of intangible assets:
Cost of revenue	$8,534
Sales and marketing	14,198
General and administrative	1,481
Total amortization of intangible assets	$24,213

Depreciation expense:
Cost of revenue	$5,681
Sales and marketing	1,286
General and administrative	804
Research and development	587
Total depreciation expense	$8,358

Amortization of capitalized software costs:
Cost of revenue	$16,952
Sales and marketing	222
General and administrative	425
Total amortization of capitalized software costs	17,599
Total depreciation and amortization	$50,170

Reclassification amounts:
Cost of services	$31,167
Sales and marketing	15,706
General and administrative	2,710
Research and development	587
Total depreciation and amortization	$50,170

Note 4—Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements.

A.The following table summarizes the estimated pro forma adjustments made to cash:

Net cash proceeds from new debt	$878,459
Repayment of existing Synchronoss debt	(29,000)
Cash consideration for outstanding Intralinks' common shares	(746,071)
Fair value of accelerated equity awards to Intralinks' employees upon change in control	(7,873)
Fair value of vested unexercised Intralinks' stock options	(19,838)
Cash consideration for existing Intralinks' debt	(77,800)
Estimated transaction costs	(12,694)
Estimated pro forma adjustments made to cash	$(14,817)

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

B.Reflects the debt issuance costs associated with the new $200 million Revolving Facility and the write-off of Synchronoss' and Intralinks' historical debt issuance costs.

Short term debt issuance costs:
Debt issuance costs on the $200 million Revolving Facility	$783
Write off of Intralinks historical debt issuance costs	(90)
Write off of Synchronoss historical debt issuance costs	(301)
$392

Long term debt issuance costs:
Debt issuance costs on the $200 million Revolving Facility	$3,133
Write off of Intralinks historical debt issuance costs	(105)
Write off of Synchronoss historical debt issuance costs	(1,052)
$1,976

C.Reflects the historical assets acquired by Synchronoss adjusted to their estimated fair values based on the preliminary purchase price allocation summarized in Note 2. The following table summarizes the estimated fair values of Intralinks' intangible assets and property and equipment their estimated useful lives and the related amortization and depreciation expense using the straight line method:

	Estimated Fair Value	Weighted Average Useful Life (in years)	Year ended December 31, 2016 Amortization Expense
Developed technology	$79,100	6	$13,183
Trade name	47,400	18	2,633
Customer relationships	286,600	10	28,660
	$413,100		44,476
Historical amortization expense			(41,812)
Increase in amortization expense			2,664

Property and equipment	$14,416	4	4,430
Historical depreciation expense			(8,358)
Decrease in depreciation expense			(3,928)

Depreciation and amortization pro forma adjustment			$(1,264)

D.Reflects the adjustment to remove Intralinks' historical goodwill of $229.8 million and record goodwill associated with the acquisition of $477.0 million based on the preliminary purchase price allocation summarized in Note 2.

E.Adjustment of $2.8 million to reflect the increase in the carrying value of a cost method investment to fair value based on the preliminary purchase price allocation summarized in Note 2.

F.Adjustment of $40.2 million to reflect the decrease in the carrying value of the assumed deferred revenue to fair value based on the preliminary purchase price allocation summarized in Note 2. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated costs to fulfill the remaining extended obligations plus a normal profit margin.

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

G.Reflects the new $900 million 7 year 2017 Term Facility issued to finance the acquisition, less the repayment of Intralinks' existing debt upon completion of the acquisition. The net increase to debt includes:

Short term:
2017 Term Facility	$9,000
Debt issuance costs	(2,602)
Repayment of Intralinks' debt, net of debt issuance costs	(1,901)
$4,497

Long term:
2017 Term Facility	$891,000
Debt issuance costs	(15,023)
Repayment of Intralinks' debt, net of debt issuance costs	(77,717)
$798,260

H.Adjustment to reflect the repayment of Synchronoss' short term debt of $29.0 million.

I.Represents the elimination of the historical stockholders' equity of Intralinks', estimated transaction costs of $12.7 million and the write off of $1.4 million related to Synchronoss' historical debt issuance costs.

J.Adjusts the deferred tax liabilities resulting from the acquisition. The estimated increase in deferred tax liabilities to $125.5 million results primarily from the fair value adjustments for non-deductible intangible assets based on an estimated tax rate of 38% partially reduced by the reclassification of Intralinks' $24.8 million of deferred tax assets to deferred tax liabilities related to jurisdictional netting and $6.6 million associated with the impact of the adoption of Accounting Standards Update 2016-09 "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting" to conform to Synchronoss' policy.

This estimate of deferred income tax balances is preliminary and subject to change based on management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

K.To reflect the impact of revenue recognized, as a result of the reduction in the carrying value of the assumed deferred revenues to their estimated fair value, assuming the transaction was completed on January 1, 2016.

L.Represents the net increase to interest expense resulting from interest on the new Term Loan, the amortization of debt issuance costs less the effects of Intralinks and Synchronoss' historical interest expense related to the repaid debt as described in Note 4G.

For the year ended December 31, 2016:	Amount	Rate		Interest Expense
2017 Term Facility	$900,000	4.080%	(1)	$36,536
Revolving Facility - unused commitment fee	200,000	0.375%		750
Amortization of debt issuance costs on $900 million 2017 Term Facility	17,625			2,602
Amortization of debt issuance costs on $200 million Revolving Facility	3,916			783
Synchronoss historical interest on borrowings				(1,526)
Intralinks historical debt issuance costs				(571)
Intralinks historical interest on borrowings				(4,614)
Total pro forma interest expense adjustment				$33,960

(1) The interest rate on the Term Loan is based on the LIBOR rate plus a margin of 2.75%.

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)

M.Reflects the income tax effect of pro forma adjustments at an assumed effective rate of 38%, which was estimated using the applicable statutory rates. However, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities.

During the fourth quarter of 2016, Intralinks valuation allowance decreased by $18.9 million due to the assessment that it was more-likely-than-not that the majority of its U.S. federal and state deferred tax assets will be realized. This adjustment is included within the "Historical Intralinks" amounts and the Company has not made any pro forma adjustments related to the release of the valuation allowance.